Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 4, 2011, relating to our audits of the consolidated financial statements of Green EnviroTech Holdings Corp. as of and for the years ended December 31, 2010 and 2009 and the period October 6, 2008 (date of inception) through December 31, 2010.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ KBL, LLP

KBL, LLP
New York, New York
July 6, 2011